SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 12, 2000
                                                  -------------------



                          ON STAGE ENTERTAINMENT, INC.
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)


      Nevada                     0-92402                      88-0214292
-----------------           -----------------            -------------------
(State or Other           (Commission File No.)           (I.R.S. Employer
Jurisdiction of                                          Identification No.)
Incorporation)

                 4625 West Nevso Drive, Las Vegas, Nevada 89103
              ---- -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code    (702) 253-1333
                                                    -------------------------


                                       N/A
-------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



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Item 5.   Other Events

         On September 12, 2000, On Stage Entertainment, Inc. (the "Company") issued a press release announcing that it's subsidiary, On Stage Theaters Surfside Beach, Inc. ("Legends Surfside"), sold its Legends in Concert Theater in Surfside Beach, South Carolina (the "Theater") to LIC Theatres, LLC for $2.0 million. In connection with the sale of the Theater, Legends Surfside entered into a ten (10) year lease agreement with LIC Theatres, LLC, to ensure that the performances of its Legends in Concert production at the Theater, which is one of the Company's largest revenue sources, will continue for many years to come. The proceeds from the sale of the Theater were given to the Company's first mortgage lender, Imperial Credit Commercial Mortgage Investment Corp. ("ICCMIC"), in accordance with the terms of its partial settlement agreement with ICCMIC.

         A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.       Financial Statements and Exhibits

         The following exhibit is filed as part of this Current Report on Form 8-K.

         Exhibit No.                Description

         99.1                       Press release dated September 15, 2000



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2000                 ON STAGE ENTERTAINMENT, INC.
                                         (Registrant)


                                         By: /s/ John W. Stuart
                                            --------------------------------
                                               John W. Stuart
                                               Chairman of the Board and
                                               Chief Executive Officer

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                                 EXHIBIT INDEX

Exhibit No.                Description

99.1                       Press release dated May 5, 2000

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